UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

MATTERNET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56769	39-2522950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Ravendale Drive Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (650) 260-2727

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 9, 2026, Matternet, Inc. conducted a subsequent closing of a private placement and issued and sold an additional 339,666 shares of common stock, $0.0001 par value per share, at a purchase price of $3.00 per share, for aggregate gross proceeds of approximately $1.0 million, pursuant to subscription agreements entered into with certain accredited and institutional investors (the “Private Placement”). We also entered into a registration rights agreement with each investor.

The initial closing of the Private Placement occurred on May 22, 2026, and is described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2026 (the “Form 8-K”). Please see the Form 8-K for additional information regarding the Private Placement and the terms of the subscription agreements and registration rights agreement.

The Private Placement was conducted by Seaport Global Securities LLC, The Benchmark Company, LLC, Dinosaur Financial Group, LLC, Network 1 Financial Securities, Inc., and PHX Financial, Inc. d/b/a Phoenix Financial Services, each a U.S. registered broker-dealer as placement agents, on a “reasonable best efforts” basis. We paid the placement agents an additional aggregate cash fee of approximately $57,520 and we issued the placement agents additional warrants to purchase an aggregate of 11,173 shares of common stock. Such warrants have an exercise price of $3.00 per share and expire on the earlier of (i) five years after the date of issuance and (ii) three years after our shares of common stock are listed on a national securities exchange.

Subject to certain customary exceptions, we have agreed to indemnify the placement agents to the fullest extent permitted by law against certain liabilities that may be incurred in connection with the Private Placement, including certain civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and, where such indemnification is not available, to contribute to the payments the placement agents and their sub-agents may be required to make in respect of such liabilities.

The shares of common stock issued in the Private Placement and the warrants issued to the placement agents have not been registered under the Securities Act, and were sold and issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC thereunder. The shares of common stock were sold to “accredited investors,” as defined in Regulation D. These securities may not be offered or sold in the United States absent registration or an applicable exemption therefrom.

The form of subscription agreement, registration rights agreement and placement agent warrant are filed as Exhibits 10.3, 10.4 and 10.14 to the Form 8-K, respectively. The above descriptions are a summary only and are qualified in their entirety by the full text of the forms of such agreements.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 9, 2026, we and Jason Secore, our Chief Financial Officer, mutually agreed to begin a transition with respect to his responsibilities. At this time, Mr. Secore is expected to remain as our Chief Financial Officer during the transition period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERNET, INC.

Date: June 15, 2026	By:	/s/ Andreas Raptopoulos
Andreas Raptopoulos
Chief Executive Officer

2